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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kensey Nash Corporation on Form S-3 of our report dated August 11, 1999, appearing in the Annual Report on Form 10-K and 10-K/A of Kensey Nash Corporation for the year ended June 30, 1999, and to the use of our report dated August 11, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Philadelphia Pennsylvania
May 17, 2000